                                                 PROMISSORY NOTE

------------------ ------------- ---------------- --------------- ------------- ---------------- --------- ----------
    Principal       Loan Date     Maturity Date      Loan No.      Call/Coll      Int. Method     Officer   Initials
  $1,025,000.00     01-30-2002     01-29-2005                                       365/365
------------------ ------------- ---------------- --------------- ------------- ---------------- --------- ----------
          References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
                  Any item above containing ***** has been omitted due to text length limitations.
---------------------------------------------------------------------------------------------------------------------

Borrower:   Elena Delgado                                    Lender:  Irwin Financial Corporation
            26 Maplewood Drive                                        Irwin Financial Corporation
            Danville, CA  94506                                       500 Washington Street
                                                                      Columbus, IN  47201
====================================================================================================================

Principal Amount: $1,025,000.00                 Interest Rate: 2.710%                 Date of Note: January 30, 2002

PROMISE TO PAY. I ("Borrower") promise to pay to Irwin Financial Corporation ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Twenty-five Thousand & 00/100 Dollars ($1,025,000.00), together with interest at the rate of 2.710% per annum on the unpaid principal balance from January 30, 2002, until paid in full.

PAYMENT.

         I will pay this loan in one principal payment of $1,025,000.00 plus interest on January 29, 2005. This payment due on January 29, 2005 will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs. Interest on this Note shall be compounded semi-annually, calculated on a 365/365 day basis on the sum of the outstanding balance of unpaid principal plus accrued and unpaid interest; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the then outstanding balance of principal and accrued interest, multiplied by the actual number of days that have elapsed since the commencement of the current semi-annual compounding period during which the balance and interest is outstanding.

PREPAYMENT. I may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve me of my obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in my making fewer payments. I agree not to send Lender payments marked "paid in full", "without recourse", or similar language. If I send such a payment, Lender may accept it without losing any of Lender's rights under this Note, and I will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Irwin Financial Corporation, Irwin Financial Corporation, 500 Washington Street, Columbus, IN 47201.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender's option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note. Upon default, the total sum due under this Note will bear interest from the date of acceleration or maturity at the interest rate of this Note. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT.  I will be in default under this Note if any of the following happen:

         PAYMENT DEFAULT.  I fail to make any payment when due under this Note.

         BREAK OTHER PROMISE. I break any promise made to Lender or fail to perform promptly at the time and strictly in the manner provided in this Note or in any agreement related to this Note.

         FALSE STATEMENTS. Any representation or statement made or furnished to Lender by me or on my behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished.

         DEATH OR INSOLVENCY. Any Borrower dies or becomes insolvent; a receiver is appointed for any part of my property; I make an assignment for the benefit of creditors; or any proceeding is commenced either by me or against me under any bankruptcy or insolvency laws.

         TAKING OF THE PROPERTY. Any creditor or governmental agency tries to take any of the property or any other of my property in which Lender has a lien. This includes taking of, garnishing of or levying on my accounts with Lender. However, if I dispute in good faith whether the claim on which the taking of the property is based is valid or reasonable, and if I give Lender written notice of the claim and furnish Lender with monies or a surety bond satisfactory to Lender to satisfy the claim, then this default provision will not apply.

         DEFECTIVE COLLATERALIZATION. This Note or any of the related documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

         COLLATERAL DAMAGE OR LOSS. Any collateral securing this Note is lost, stolen, substantially damaged or destroyed and the loss, theft, substantial damage or destruction is not covered by insurance.

         EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

         CURE PROVISIONS. If any default, other than a default in payment or failure to satisfy Lender's requirement in the Insufficient Market Value of Securities section is curable and if I have not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if I, after receiving written notice from Lender demanding cure of such default: (1) cure the default within fifteen
         (15) days; or (2) if the cure requires more than fifteen


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                                 PROMISSORY NOTE
                                    (CONTINUED)                           PAGE 2
================================================================================

         (15) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then I will pay that amount. Under all circumstances, the Indebtedness will be repaid without relief from any Indiana or other valuation and appraisement laws.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if I do not pay. I will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals. If not prohibited by applicable law, I also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF INDIANA. THIS NOTE HAS BEEN ACCEPTED BY LENDER IN THE STATE OF INDIANA.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all my accounts with Lender (whether checking, savings, or some other account). This includes all accounts I hold jointly with someone else and all accounts I may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. I authorize Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. I acknowledge this Note is secured by a Consumer Pledge Agreement dated January ___, 2002 pledging All Shares of Common Stock of Irwin Home Equity Corporation beneficially owned by me and granting a security interest in all of my right, title and interest in, to and under that certain Shareholder Agreement dated October 8, 1996, as amended, by and among me, Irwin Home Equity Corporation ("IHE") and Lender (the "Shareholder Agreement").

REPAYMENT UPON SALE EVENT. In the event of a Sale Transaction (as defined below) during the term of this Note, Borrower shall apply the proceeds of such Sale Transaction to the full repayment of all amounts due hereunder.

For purposes hereof, a "Sale Transaction" shall include the occurrence of any of the following: (i) any sale or transfer by Borrower of any Shares (as defined in the Shareholder Agreement) beneficially owned by Borrower from time to time (including any shares of capital stock or other securities of IHE or any successor or assign of IHE that are issued in respect of, in exchange for, or in substitution of, Shares beneficially owned by Borrower from time to time by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination, merger, consolidation or otherwise), (ii) any assignment, for cash consideration, of any rights of Borrower under the Shareholder Agreement, or (iii) the receipt by Borrower of a cash distribution, dividend or other payment in connection with (1) a merger or consolidation involving Lender or any affiliate of Lender (including IHE), as the case may be, (2) a sale of all or substantially all of the assets of Lender or any affiliate of Lender (including IHE), as the case may be, or (3) a plan of liquidation or dissolution of Lender or any affiliate of Lender (including IHE), as the case may be.

DEFAULT RATE OF INTEREST. Without limiting the generality of the paragraph above under the heading "Interest after Default," if Lender declares my entire loan immediately due after a default, or upon final maturity, then the total amount due under this Note (including all amounts of unpaid accrued interest that have become part of the principal) will bear interest from the date of acceleration or maturity at 10.0% per annum until paid in full.

CONSENT TO JURISDICTION. If there is a legal dispute with respect to this Note, I agree upon Lender's request to submit to the jurisdiction of the courts of Bartholomew County, the State of Indiana.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon me, and upon my heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Irwin Union Bank and Trust Company, 500 Washington Street, Columbus, IN 47202-0929.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. I and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several. This means that the words "I", "me", and "my" mean each and all of the persons signing below.

PRIOR TO SIGNING THIS NOTE, I READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. I AGREE TO THE TERMS OF THE NOTE. I ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:


/s/ Elena Delgado
---------------------------------------------
     Elena Delgado, Individually
================================================================================